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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-193789 on Form F-10/A of our reports, dated March 7, 2013, relating to the consolidated financial statements of Baytex Energy Corp. and subsidiaries ("Baytex") and the effectiveness of Baytex's internal control over financial reporting appearing in the Annual Report on Form 40-F of Baytex for the year ended December 31, 2012.

        We also consent to the reference to Deloitte LLP under the heading "Interest of Experts" appearing in the Prospectus which is part of this Registration Statement.

Calgary, Canada February 18, 2014	/s/ DELOITTE LLP Independent Registered Chartered Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS